Exhibit 99.1
Moog Inc. ▪ East Aurora, New York ▪ 14052 ▪ 716-652-2000

Press Information

Release Date:	November 1, 2024
IMMEDIATE

Moog Inc. Reports Strong Performance for Fourth Quarter 2024 and
Issues Positive Guidance for Fiscal 2025

East Aurora, NY -- Moog Inc. (NYSE: MOG.A and MOG.B), a worldwide designer, manufacturer and systems integrator of high-performance precision motion and fluid controls and control systems, today reported strong fiscal fourth quarter 2024 results that marked another record year.

"Our fourth quarter was strong, bringing to a close an exceptional year with record sales and expanded margins," said Pat Roche, CEO. "Our performance reflects the success in pricing and simplification initiatives that continue to build momentum into 2025, with stronger sales, expanded margin and improved cash flow generation."

(in millions, except per share results)	Three Months Ended			Twelve Months Ended
	Q4 2024	Q4 2023	Deltas	Q4 2024	Q4 2023	Deltas
Net sales	$917	$872	5%	$3,609	$3,319	9%
Operating margin	9.1%	10.1%	(100 bps)	11.0%	10.3%	70 bps
Adjusted operating margin	12.5%	12.5%	0 bps	12.4%	10.9%	150 bps
Diluted net earnings per share	$1.33	$1.23	8%	$6.40	$5.34	20%
Adjusted diluted net earnings per share	$2.16	$2.10	3%	$7.80	$6.15	27%
Net cash provided by operating activities	$156	$153	$3	$202	$136	$66
Free cash flow	$109	$105	$5	$21	$(37)	$59
See the reconciliations of adjusted financial results and free cash flow to reported results included in the financial statements herein for the periods ended September 28, 2024 and September 30, 2023.

Quarter Highlights
•Net sales increased driven by growth in defense businesses.
•Operating margin declined due to higher levels of charges related to simplification initiatives.
•Adjusted operating margin improved within Military Aircraft, Industrial and Space and Defense, while Commercial Aircraft declined from a strong quarter a year ago.
•Diluted net earnings per share increased due to improved operational performance, partially offset by the net of prior and current year one-time charges and benefits.
•Adjusted diluted net earnings per share increased due to incremental profit from higher sales and the benefit of capitalizing interest, partially offset by the absence of last year's favorable litigation settlement.
•Twelve-month backlog increased 3%, reaching a record level of $2.5 billion.

Year Highlights
•Net sales increased due to higher demand across our aerospace and defense businesses.
•Operating margin increased within Space and Defense and Military Aircraft, while Industrial and Commercial Aircraft declined.
•Adjusted operating margin expanded in Military Aircraft, Space and Defense and Industrial reflecting the benefits of pricing and simplification initiatives, while Commercial Aircraft declined from a strong prior year.
•Diluted net earnings per share increased due to largely the same factors as the fourth quarter.
•Adjusted diluted net earnings per share increased driven by operating margin expansion and incremental profit from higher sales.

Exhibit 99.1
Quarter Results
"We had a great quarter," said Jennifer Walter, CFO. "Sales were very strong, adjusted operating margin was robust and on plan, and adjusted earnings per share exceeded the high end of our guidance range. In addition, we generated a substantial amount of free cash flow."

Sales in the fourth quarter of 2024 increased compared to the fourth quarter of 2023, with notable growth in Military Aircraft and Space and Defense. Military Aircraft sales increased 17% to $216 million due to the ramp of the FLRAA and other production programs. Space and Defense sales increased 9% to $263 million driven by strong European defense demand and launch vehicle activity. Commercial Aircraft sales increased 2% to $197 million due to increased production volume, muted by the absence of last year's retroactive pricing benefit and inventory sale from exiting a mature product line. Industrial segment sales decreased 5% to $242 million due to a slowdown in orders for industrial automation applications, partially offset by higher medical product and automotive test business demand.

Operating margin decreased 100 basis points to 9.1% in the fourth quarter of 2024 compared to the fourth quarter of 2023. Commercial Aircraft operating margin declined 680 basis points to 11.0%, driven by the absence of last year's benefits. Operating margins in Space and Defense and in Industrial declined 200 basis points and 130 basis points, respectively, due to incremental charges related to simplification initiatives. Military Aircraft operating margin improved 590 basis points to 11.8%, driven by reduced research and development expense, improved sales mix and cost absorption on the FLRAA program.

Adjusted operating margin in the fourth quarter of 2024 was unchanged at 12.5% compared to the fourth quarter of 2023. We incurred charges primarily in Industrial and in Space and Defense. Adjusted operating margin in Industrial increased 90 basis points to 12.8% as the benefits of pricing more than offset an unfavorable sales mix and planned product transfers. Adjusted operating margin in Space and Defense increased 70 basis points to 13.5% associated with improved performance across the business.

Non-operating expenses in the fourth quarter of 2024 declined compared to the fourth quarter of 2023. The fourth quarter of 2024 included a $10 million adjustment to capitalize interest for 2023 and 2024. Non-operating expenses in the fourth quarter of 2023 included a pension settlement charge and a favorable litigation settlement.

Free cash flow in the fourth quarter was driven by strong customer collections and by timing of vendor payments.

Year Results
Sales in 2024 increased compared to 2023 with notable growth in Commercial Aircraft, Military Aircraft and Space and Defense. Commercial Aircraft sales increased 18% to $788 million due to increased production ramps on widebody, narrowbody and business jet programs. Military Aircraft sales increased 13% to $812 million due largely to having a full year's worth FLRAA sales. Space and Defense sales increased 7% to $1 billion due to strong, broad-based, defense demand. Industrial sales increased slightly at 1% to $991 million, as softening industrial automation sales were compensated by growth in other sub-markets.

Operating margin in 2024 increased compared to 2023, reflecting the benefits of pricing and simplification efforts, partially offset by higher amounts of charges related to simplifying our operations. Operating margin increased in Space and Defense and Military Aircraft, while Commercial Aircraft operating margin decreased, all due to the same factors as the fourth quarter. Also, Industrial operating margin decreased due to higher amounts of simplification charges.

Adjusted operating margin increased in 2024 compared to 2023, inclusive of a 40 basis-point contribution from the Employee Retention Credit, and increased in all of our segments except for Commercial Aircraft. Adjusted operating margin in Military Aircraft increased 300 basis points to 12.0% due to cost absorption on the FLRAA program and due to lower research and development expense. Adjusted operating margin in Space and Defense increased 290 basis points to 13.4% due to strong operational performance, including improved performance on space vehicle programs. Adjusted operating margin in Industrial increased 90 basis points to 12.4% due largely to pricing initiatives. Adjusted operating margin in Commercial Aircraft decreased 90 basis points to 11.8% due to the absence of the prior year's one-time benefits, partially offset by efficiencies from the current year's higher production sales volume.

Exhibit 99.1
2025 Financial Guidance

(in millions, except per share results)	FY 2025	FY 2024
Net sales	$3,700	$3,609
Operating margin	13.0%	11.0%
Adjusted operating margin	13.0%	12.4%
Diluted net earnings per share*	$8.20	$6.40
Adjusted diluted net earnings per share*	$8.20	$7.80
Free cash flow conversion	50 - 75%	8%
*Diluted net earnings per share figures for 2025 are forecasted to be within range of +/- $0.20.

When the company provides adjusted, non-GAAP figures on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures generally is not available without unreasonable effort.

Conference call information

In conjunction with today’s release, Pat Roche, CEO, and Jennifer Walter, CFO, will host a conference call today beginning at 10:00 a.m. ET, which will be simultaneously broadcast live online. Listeners can access the call and supplemental financial materials at www.moog.com/investors/communications.

Cautionary Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which can be identified by words such as: “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “approximate,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume,” “assume” and other words and terms of similar meaning (including their negative counterparts or other various or comparable terminology). These forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995, are neither historical facts nor guarantees of future performance and are subject to several factors, risks and uncertainties, the impact or occurrence of which could cause actual results to differ materially from the expected results described in the forward-looking statements.

Although it is not possible to create a comprehensive list of all factors that may cause our actual results to differ from the results expressed or implied by our forward-looking statements or that may affect our future results, some of these factors and other risks and uncertainties are described in Item 1A “Risk Factors” of our Annual Report on Form 10-K and in our other periodic filings with the Securities and Exchange Commission (“SEC”) and include, but are not limited to, risks relating to: (i) our operation in highly competitive markets with competitors who may have greater resources than we possess; (ii) our operation in cyclical markets that are sensitive to domestic and foreign economic conditions and events; (iii) our heavy dependence on government contracts that may not be fully funded or may be terminated; (iv) supply chain constraints and inflationary impacts on prices for raw materials and components used in our products; (v) failure of our subcontractors or suppliers to perform their contractual obligations; and (vi) our accounting estimations for over-time contracts and any changes we need to make thereto. You should evaluate all forward-looking statements made in this press release in the context of these risks and uncertainties.

While we believe we have identified and discussed in our SEC filings the material risks affecting our business, there may be additional factors, risks and uncertainties not currently known to us or that we currently consider immaterial that may affect the forward-looking statements we make herein. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to update any forward-looking statement made in this press release, except as required by applicable law.

Contact: Aaron Astrachan
716.687.4225

Exhibit 99.1

Moog Inc.
CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
(dollars in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Net sales	$917,272	$872,051	$3,609,160	$3,319,122
Cost of sales	666,541	623,808	2,605,214	2,423,245
Inventory write-down	5,252	4,345	7,027	4,345
Gross profit	245,479	243,898	996,919	891,532
Research and development	26,021	29,444	112,773	106,551
Selling, general and administrative	124,840	118,041	494,887	469,836
Interest (1)	9,262	18,227	62,112	63,578
Asset impairment and fair value adjustment	15,287	12,974	22,149	14,628
Restructuring	11,165	3,260	23,788	7,997
Loss on sale of businesses	—	900	—	900
Gain on sale of buildings	(979)	—	(979)	(10,030)
Pension settlement	—	12,542	—	12,542
Other	4,335	(599)	14,376	9,478
Earnings before income taxes	55,548	49,109	267,813	216,052
Income taxes	12,503	9,527	60,593	45,054
Net earnings	$43,045	$39,582	$207,220	$170,998

Net earnings per share
Basic	$1.35	$1.24	$6.48	$5.37
Diluted	$1.33	$1.23	$6.40	$5.34

Weighted average common shares outstanding
Basic	31,988,662	31,893,646	31,954,689	31,831,687
Diluted	32,458,411	32,187,501	32,359,338	32,044,226
(1) During the three months ended September 28, 2024, we capitalized interest associated with major capital projects for a total of $9,847, which included an adjustment of $4,023 related to 2023 and an adjustment of $4,206 related to the nine months ended June 29, 2024.

Exhibit 99.1

Moog Inc.
RECONCILIATION TO ADJUSTED NET EARNINGS BEFORE TAXES, INCOMES TAXES, NET EARNINGS AND DILUTED NET EARNINGS PER SHARE (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
As Reported:
Earnings before income taxes	$55,548	$49,109	$267,813	$216,052
Income taxes	12,503	9,527	60,593	45,054
Effective income tax rate	22.5%	19.4%	22.6%	20.9%
Net earnings	43,045	39,582	207,220	170,998
Diluted net earnings per share	$1.33	$1.23	$6.40	$5.34

Inventory Write-down, Restructuring and Other Charges:
Earnings before income taxes	$16,930	$7,605	$32,226	$13,391
Income taxes	4,270	1,746	8,122	3,050
Net earnings	12,660	5,859	24,104	10,341
Diluted net earnings per share	$0.39	$0.18	$0.74	$0.32

Asset Impairment
Earnings before income taxes	$391	$12,974	$7,253	$14,628
Income taxes	92	937	462	1,285
Net earnings	299	12,037	6,791	13,343
Diluted net earnings per share	$0.01	$0.37	$0.21	$0.42

Loss (Gain) on Sale of Businesses, Buildings and Fair Value Adjustments:
Earnings before income taxes	$13,918	$900	$13,918	$(9,130)
Income taxes	(245)	212	(245)	(1,874)
Net earnings	14,163	688	14,163	(7,256)
Diluted net earnings per share	$0.44	$0.02	$0.44	$(0.23)

Pension Settlement:
Earnings before income taxes	$—	$12,542	$—	$12,542
Income taxes	—	2,960	—	2,960
Net earnings	—	9,582	—	9,582
Diluted net earnings per share	$—	$0.30	$—	$0.30

As Adjusted:
Earnings before income taxes	$86,787	$83,130	$321,210	$247,483
Income taxes	16,620	15,382	68,932	50,475
Effective income tax rate	19.2%	18.5%	21.5%	20.4%
Net earnings	70,167	67,748	252,278	197,008
Diluted net earnings per share	$2.16	$2.10	$7.80	$6.15
The diluted net earnings per share associated with the adjustments in the table above may not reconcile when totaled due to rounding.
Results shown above have been adjusted to exclude impacts associated with restructuring and other charges related to continued portfolio shaping activities, asset impairments and other charges due to program termination and the devaluation of an investment, fair value adjustments from businesses being held for sale at year end, a one-time pension settlement charge, as well as impacts from the sale of buildings and a business. While management believes that these adjusted financial measures may be useful in evaluating the financial condition and results of operations of the Company, this information should be considered supplemental and is not a substitute for financial information prepared in accordance with GAAP.

Exhibit 99.1

Moog Inc.
CONSOLIDATED SALES AND OPERATING PROFIT (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Net sales:
Space and Defense	$262,824	$241,211	$1,018,148	$947,251
Military Aircraft	215,645	183,562	811,566	720,332
Commercial Aircraft	197,119	193,297	788,300	668,815
Industrial	241,684	253,981	991,146	982,724
Net sales	$917,272	$872,051	$3,609,160	$3,319,122
Operating profit:
Space and Defense	$27,179	$29,563	$127,354	$95,949
	10.3%	12.3%	12.5%	10.1%
Military Aircraft	25,535	10,891	85,858	60,416
	11.8%	5.9%	10.6%	8.4%
Commercial Aircraft	21,634	34,444	91,472	84,387
	11.0%	17.8%	11.6%	12.6%
Industrial	9,065	12,982	90,657	102,165
	3.8%	5.1%	9.1%	10.4%
Total operating profit	83,413	87,880	395,341	342,917
	9.1%	10.1%	11.0%	10.3%
Deductions from operating profit:
Interest expense	9,262	18,227	62,112	63,578
Equity-based compensation expense	3,658	2,461	14,959	10,582
Pension settlement	—	12,542	—	12,542
Non-service pension expense	3,119	2,986	12,685	12,324
Corporate and other expenses, net	11,826	2,555	37,772	27,839
Earnings before income taxes	$55,548	$49,109	$267,813	$216,052

Exhibit 99.1

Moog Inc.
RECONCILIATION TO ADJUSTED OPERATING PROFIT AND MARGINS (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Space and Defense operating profit - as reported	$27,179	$29,563	$127,354	$95,949
Inventory write-down	1,918	—	1,918	—
Asset impairment	—	—	416	219
Restructuring and other	6,307	1,348	6,307	2,902
Space and Defense operating profit - as adjusted	$35,404	$30,911	$135,995	$99,070
	13.5%	12.8%	13.4%	10.5%

Military Aircraft operating profit - as reported	$25,535	$10,891	$85,858	$60,416
Inventory write-down	—	1,616	175	1,616
Asset impairment	—	235	6,446	1,332
Loss on sale of business	—	900	—	900
Restructuring and other	335	124	4,732	399
Military Aircraft operating profit - as adjusted	$25,870	$13,766	$97,211	$64,663
	12.0%	7.5%	12.0%	9.0%

Commercial Aircraft operating profit - as reported	$21,634	$34,444	$91,472	$84,387
Asset impairment	391	—	391	338
Gain on sale of buildings	(979)	—	(979)	—
Restructuring and other	1,342	44	1,750	44
Commercial Aircraft operating profit - as adjusted	$22,388	$34,488	$92,634	$84,769
	11.4%	17.8%	11.8%	12.7%

Industrial operating profit - as reported	$9,065	$12,982	$90,657	$102,165
Inventory write-down	3,334	2,729	4,934	2,729
Asset impairment	—	12,739	—	12,739
Fair value adjustment	14,897	—	14,897	—
Gain on sale of buildings	—	—	—	(10,030)
Restructuring and other	3,694	1,744	12,410	5,701
Industrial operating profit - as adjusted	$30,990	$30,194	$122,898	$113,304
	12.8%	11.9%	12.4%	11.5%

Total operating profit - as adjusted	$114,652	$109,359	$448,738	$361,806
	12.5%	12.5%	12.4%	10.9%
While management believes that these adjusted financial measures may be useful in evaluating the financial condition and results of operations of the Company, this information should be considered supplemental and is not a substitute for financial information prepared in accordance with GAAP.

Exhibit 99.1

Moog Inc.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	September 28, 2024	September 30, 2023
ASSETS
Current assets
Cash and cash equivalents	$61,694	$68,959
Restricted cash	123	185
Receivables, net	388,517	434,723
Unbilled receivables	775,294	706,601
Inventories, net	863,702	724,002
Prepaid expenses and other current assets	86,245	50,862
Total current assets	2,175,575	1,985,332
Property, plant and equipment, net	929,357	814,696
Operating lease right-of-use assets	52,591	56,067
Goodwill	833,764	821,301
Intangible assets, net	63,479	71,637
Deferred income taxes	20,991	8,749
Other assets	52,695	50,254
Total assets	$4,128,452	$3,808,036
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$292,988	$264,573
Accrued compensation	101,127	111,154
Contract advances and progress billings	334,558	377,977
Accrued liabilities and other	305,180	211,769
Total current liabilities	1,033,853	965,473
Long-term debt, excluding current installments	874,139	863,092
Long-term pension and retirement obligations	167,161	157,455
Deferred income taxes	27,738	37,626
Other long-term liabilities	164,928	148,303
Total liabilities	2,267,819	2,171,949
Shareholders’ equity
Common stock - Class A	43,835	43,822
Common stock - Class B	7,445	7,458
Additional paid-in capital	784,509	608,270
Retained earnings	2,668,723	2,496,979
Treasury shares	(1,082,240)	(1,057,938)
Stock Employee Compensation Trust	(194,049)	(114,769)
Supplemental Retirement Plan Trust	(163,821)	(93,126)
Accumulated other comprehensive loss	(203,769)	(254,609)
Total shareholders’ equity	1,860,633	1,636,087
Total liabilities and shareholders’ equity	$4,128,452	$3,808,036

Exhibit 99.1

Moog Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(dollars in thousands)

	Twelve Months Ended
	September 28, 2024	September 30, 2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$207,220	$170,998
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	82,957	78,692
Amortization	10,149	11,541
Deferred income taxes	(31,735)	(35,531)
Equity-based compensation expense	14,959	10,582
Loss on sale of businesses	—	900
Gain on sale of buildings	(979)	(10,030)
Inventory write-down, asset impairment and fair value adjustments	29,176	18,973
Pension settlement	—	12,542
Other	6,512	6,244
Changes in assets and liabilities providing (using) cash:
Receivables	54,716	(56,575)
Unbilled receivables	(63,424)	(87,915)
Inventories	(126,978)	(130,378)
Accounts payable	26,446	28,641
Contract advances and progress billings	(49,470)	79,983
Accrued expenses	43,989	(1,692)
Accrued income taxes	16,219	22,869
Net pension and post retirement liabilities	11,791	13,940
Other assets and liabilities	(29,204)	2,151
Net cash provided (used) by operating activities	202,344	135,935
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired	(5,911)	—
Purchase of property, plant and equipment	(156,018)	(173,286)
Net proceeds from businesses sold	1,627	1,892
Net proceeds from buildings sold	1,453	19,702
Other investing transactions	(766)	(11,455)
Net cash provided (used) by investing activities	(159,615)	(163,147)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from revolving lines of credit	1,038,500	1,044,101
Payments on revolving lines of credit	(1,029,500)	(1,017,420)
Payments on long-term debt	—	(916)
Payments on finance lease obligations	(6,496)	(4,620)
Payment of dividends	(35,476)	(34,074)
Proceeds from sale of treasury stock	15,685	19,785
Purchase of outstanding shares for treasury	(36,738)	(29,306)
Proceeds from sale of stock held by SECT	28,202	15,713
Purchase of stock held by SECT	(22,837)	(14,251)
Other financing transactions	—	(2,027)
Net cash provided (used) by financing activities	(48,660)	(23,015)
Effect of exchange rate changes on cash	1,324	2,043
Increase (decrease) in cash, cash equivalents and restricted cash	(4,607)	(48,184)
Cash, cash equivalents and restricted cash at beginning of year	69,144	117,328
Cash, cash equivalents and restricted cash at end of year (1)	$64,537	$69,144
(1) End of year cash balance at September 28, 2024 includes cash related to assets held for sale of $2,720.

Exhibit 99.1

Moog Inc.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Net cash provided by operating activities	$155,789	$153,032	$202,344	$135,935
Purchase of property, plant and equipment	(46,402)	(48,212)	(156,018)	(173,286)
Receivables Purchase Agreement	—	—	(25,000)	—
Free cash flow	$109,387	$104,820	$21,326	$(37,351)
Adjusted net earnings	$70,167	$67,748	$252,278	$197,008
Free cash flow conversion	156%	155%	8%	(19)%
Free cash flow is defined as net cash provided (used) by operating activities, less purchase of property, plant and equipment, less the benefit from the Receivables Purchase Agreement. Free cash flow conversion is defined as free cash flow divided by adjusted net earnings. Free cash flow and free cash flow conversion are not measures determined in accordance with GAAP and may not be comparable with the measures as used by other companies. However, management believes these adjusted financial measures may be useful in evaluating the liquidity, financial condition and results of operations of the Company. This information should be considered supplemental and is not a substitute for financial information prepared in accordance with GAAP.